UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2015 (December 24, 2015)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-1021604	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

As previously reported in On Track Innovations Ltd.’s, or the Company’s, latest Quarterly Report on Form 10-Q, on October 19, 2015, the Company filed a lawsuit in the District Court in Lod, Israel, against SuperCom Ltd., or SuperCom, whereby the Company claimed that SuperCom owes the Company approximately $7.4 million with respect to, among others, additional consideration owed to the Company pursuant to the sale of the Company’s SmartID division to SuperCom in 2013, or the Sale Transaction.

On December 24, 2015, SuperCom filed its defense to the abovementioned lawsuit, along with a counter claim against the Company, claiming that the Company owes approximately $17.5 million to SuperCom pursuant to the Sale Transaction, and due to alleged damages caused to SuperCom by the Company.

While the Company is analyzing with counsel SuperCom’s defense and counter claim, the Company rejects SuperCom’s allegations, and believes that the defense and counter claim are without merit. The Company intends to defend vigorously. The Company does not intend to provide further updates while these matters are pending in court, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: December 30, 2015	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer

.